Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                             -----------------------


                          ALTRIMEGA HEALTH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)


                                   87-0631750
                      (I.R.S. Employer Identification No.)


                           5600 BELL STREET, SUITE 111
                              AMARILLO, TEXAS 79106
                    (Address of Principal Executive Offices)



                      EARL INGARFIELD CONSULTING AGREEMENT
                            (Full Title of the Plan)


                                  KELLEY MAGEE
                           5600 BELL STREET, SUITE 111
                              AMARILLO, TEXAS 79106
                     (Name and Address of Agent For Service)


                                 (806) 331-6398
          (Telephone Number, Including Area Code, of Agent for Service)


                                    COPY TO:


                             Clayton E. Parker, Esq.
                            Ronald S. Haligman, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES                 AMOUNT                OFFERING PRICE         AGGREGATE OFFERING      AMOUNT OF REGISTRATION
TO BE REGISTERED               TO BE REGISTERED          PER SHARE (1)(2)           PRICE (1)(2)               FEE (1)(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value      11,000,000  shares                 $0.05               $550,000.00                   $50.60
$0.001 per share
--------------------------- ------------ ----------- ------------------------- ------------------------ -------------------------

(1)      This  Registration  Statement  covers,  in addition to the number of shares of Common  Stock stated  above,  options to purchase or acquire the shares of Common Stock covered by the Prospectus.

(2)      Pursuant to Rule  457(h)(1) of the  Securities  Exchange Act of 1934,  the proposed  maximum  offering price per share, proposed  maximum  aggregate  offering price and amount of registration fee were computed based upon the average of the high and low prices of the shares of Common Stock on August 29, 2002.

                                     PART I


                          INFORMATION REQUIRED IN THIS
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II


                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents have been previously filed by Altrimega Health Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002 as amended.

                  (b) The description of the Company's Common Stock contained in its Registration Statement on Form 10-SB, filed with the Commission on January 21, 2000 as amended, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  (c) The Company's Current Report on Form 8-K, filed with the Commission on August 16, 2002.

                  (d) The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 2002, filed with the Commission on August 4, 2002.

                  (e) The Company's Current Report on Form 8-K, filed with the Commission on July 26, 2002.

                  (f) The Company's Current Report on Form 8-K, filed with the Commission on July 19, 2002.

                  (g) The Company's Quarterly Report on Form 10-QSB for the three months ended, filed with the Commission on May 15, 2002.

                  (h) The Company's Current Report on Form 8-K, filed with the Commission on March 27, 2002.

                  (i) The Company' Current Report on Form 8-K, filed with the Commission on March 27, 2002.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.



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


Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Company will indemnify each director, to the fullest extent permitted by law, from and against any and all claims of any type arising from or related to his past or future acts or omissions as a director or officer of the Company and any of our subsidiaries. In addition, the Company has agreed to advance all expenses of each director as they are incurred and in advance of the final disposition of any claim.

         Pursuant to our bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expenses incurred, by such person in any action, suit, or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company's bylaws further eliminate personal liability of a director or an officer to the Company or to any of our stockholders for monetary damages for a breach of fiduciary duty as a director or an officer except for acts or omissions which involve negligence or misconduct, or a knowing violation of law. We are also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.




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

Item 8.  EXHIBITS.
         --------

EXHIBIT NO.            DESCRIPTION                                      LOCATION
5.1                    Opinion of Kirkpatrick & Lockhart LLP re:        Provided herewith
                       legality
23.1                   Consent of Kirkpatrick & Lockhart LLP            Provided herewith (contained in Exhibit 5.1)
23.2                   Consent of Andersen Andersen and Strong, L.C.    Provided herewith
24.1                   Power of Attorney                                Provided herewith
99.1                   Consulting Agreement, dated August 21, 2002,     Provided herewith
                       by and between the Company and Earl Ingarfield


Item 9.  UNDERTAKINGS.
         ------------

         (a)      The undersigned registrant will:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) For purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) File  a   post-effective   amendment   to    remove   from
registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered


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


therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amarillo, Texas, on August 30, 2002.

                                         ALTRIMEGA HEALTH CORPORATION

                                         By:/s/ KELLEY MAGEE
                                         ------------------------------------
                                         Printed Name: Kelley Magee
                                         Title:        President and
                                                       Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelley Magee, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the board of directors of the Company.

Date:    August 30, 2002                 By:/s/ KELLEY MAGEE
                                         -------------------------------------
                                         Printed Name: Kelley Magee
                                         Title:        President and
                                                       Chief Executive Officer
                                                        and Director








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


                                  EXHIBIT LIST


EXHIBIT NO.          DESCRIPTION                                      LOCATION
-------------------  ---------------------------------------------    --------------------------------------------
5.1                  Opinion of Kirkpatrick & Lockhart LLP re:        Provided herewith
                     legality
23.1                 Consent of Kirkpatrick & Lockhart LLP            Provided herewith (contained in Exhibit 5.1)
23.2                 Consent of Andersen Andersen & Strong, L.C.      Provided herewith
24.1                 Power of Attorney                                Provided herewith
99.1                 Consulting Agreement, dated August 21, 2002,     Provided herewith
                     by and between the Company and Earl Ingarfield






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